Exhibit 10.3
WHITEBOX ADVISORS, LLC
3033 Excelsior Blvd., Suite 300
Minneapolis, MN 55416
Sutura, Inc.
Attention: Anthony Nobles, President
17080 Newhope Street
Fountain Valley, CA 92708
Re:	Agreements relating to certain Secured Convertible Promissory Notes and Warrants between Sutura, Inc. (the “Company”) and Whitebox Convertible Arbitrage Partners, L.P. (“WCAP”), Whitebox Hedged High Yield Partners, L.P. (“WHHY”), Whitebox Intermarket Partners, L.P. (“WIP”), Pandora Select Partners, L.P. (“Pandora”), Gary S. Kohler (“Kohler”) and Scot W. Malloy (“Malloy”). WCAP, WHHY, WIP, Pandora, Kohler and Malloy are collectively referred to in this Agreement as the “Whitebox Parties”.
Dear Anthony:
     The purpose of this letter is to set forth our understandings regarding certain amendments to the Original Notes, the Original Warrants, the March 2005 Notes, the March 2005 Warrants, the September 2005 Notes and the September 2005 Warrants, all as defined in that certain Third Amended Registration Rights Agreement between the Company and the Whitebox Parties of even date herewith (the “Registration Rights Agreement”). In furtherance of this, the parties agree as follows:
     1. Definitions. The Original Notes, March 2005 Notes and September 2005 Notes are collectively referred to in this Agreement as the “Notes”. The Original Warrants, March 2005 Warrants and September 2005 Warrants are collectively referred to in this Agreement as the “Warrants”. “Collateral” shall have the meaning set forth in the Fourth Amended Security Agreement between the parties dated June 28, 2006 (the “Security Agreement”). “Intellectual Property Collateral” shall have the meaning set forth in the Fourth Amended Patent and Trademark Security Agreement between the parties dated June 28, 2006 (the “Patent Security Agreement” and, together with the Security Agreement, the “Security Agreements”). Capitalized terms used, but not otherwise defined in this Agreement, shall have the meanings set forth in the Registration Rights Agreement.
     2. Amendment of the Original Notes.
a.	Section 3 to each of the Original Notes is amended and restated to read in its entirety as follows:
“3. Conversion.
(a) At any time while any portion of the principal or the interest of this Note is outstanding, the Payee may give the Maker written notice (the “Payee Notice”) of its intention to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on this Note into shares of the Maker’s Common Stock based on the conversion rate as described below (the “Conversion Rate”). Upon receipt of the Payee’s Notice, the Maker shall immediately cause certificates dated the Payee Notice date and representing these shares to be delivered to Payee within 20 days of, and payment shall be deemed to have been made on, the date of the Payee Notice.

(b) The Conversion Rate shall initially be equal to $0.15 per share.
(c) If Maker or its controlling stockholders enter into a definitive agreement relating to the sale, license or other disposition of all or substantially all of the Maker’s assets, the sale or exchange of a majority of the voting stock of Maker or the merger or consolidation of Maker into or with another entity (a “Sale Transaction”), then, from and after the Sale Transaction, the Conversion Rate shall be the lesser of the Conversion Rate set forth in Section 3(b) or the per-share price as computed pursuant to the terms of the definitive agreement; provided, however, that if the Sale Transaction is ultimately not consummated (whether upon termination or abandonment of the definitive agreement or otherwise), then from and after the date the Maker gives Payee notice thereof, the provisions of this subsection (c) shall be come inapplicable (unless and until Maker or its controlling stockholders enter into a different definitive agreement relating to a Sale Transaction, whereupon, each time, this subsection will again become applicable.
(d) The Conversion Rate (and, as applicable, the factors above used to compute it) shall be adjusted proportionally for any subsequent stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization of or affecting Maker’s Common Stock. In case of any consolidation or merger to which the Maker is a party other than a merger or consolidation in which the Maker is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Maker as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), then instead of receiving shares of Maker’s Common Stock, Payee shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property which the Payee would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had the same portion of this Note been paid or converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Payee, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable in connection with this Note. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.”
b.	Section 3(g) to each of the Original Notes is hereby deleted in its entirety.

c.	The following new subsection (f) is added to Section 6 of each of the Original Notes:

“The Maker uses any of the net proceeds from the sale of Maker’s securities under the Fourth Purchase Agreement to pay all or any part of the unpaid wages, bonuses or other cash compensation due for services rendered to Maker prior to calendar year 2006 to any current or former employee of the Company, or Maker otherwise fails to materially comply with any covenants or agreements of Maker contained in the Fourth Purchase Agreement.”
     3. Amendment of the March 2005 Notes.
a.	Section 3 to each of the March 2005 Notes is amended and restated to read in its entirety as follows:
“3. Conversion.
(a) At any time while any portion of the principal or the interest of this Note is outstanding, the Payee may give the Maker written notice (the “Payee Notice”) of its intention to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on this Note into shares of the Maker’s Common Stock based on the conversion rate as described below (the “Conversion Rate”). Upon receipt of the Payee’s Notice, the Maker shall immediately cause certificates dated the Payee Notice date and representing these shares to be delivered to Payee within 20 days of, and payment shall be deemed to have been made on, the date of the Payee Notice.
(b) The Conversion Rate shall initially be equal to $0.15 per share.
(c) If Maker or its controlling stockholders enter into a definitive agreement relating to the sale, license or other disposition of all or substantially all of the Maker’s assets, the sale or exchange of a majority of the voting stock of Maker or the merger or consolidation of Maker into or with another entity (a “Sale Transaction”), then, from and after the Sale Transaction, the Conversion Rate shall be the lesser of the Conversion Rate set forth in Section 3(b) or the per-share price as computed pursuant to the terms of the definitive agreement; provided, however, that if the Sale Transaction is ultimately not consummated (whether upon termination or abandonment of the definitive agreement or otherwise), then from and after the date the Maker gives Payee notice thereof, the provisions of this subsection (c) shall be come inapplicable (unless and until Maker or its controlling stockholders enter into a different definitive agreement relating to a Sale Transaction, whereupon, each time, this subsection will again become applicable.
(d) The Conversion Rate (and, as applicable, the factors above used to compute it) shall be adjusted proportionally for any subsequent stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization of or affecting Maker’s Common Stock. In case of any consolidation or merger to which the Maker is a party other than a merger or consolidation in which the Maker is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Maker as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), then instead of receiving shares of Maker’s Common Stock, Payee shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property which the Payee would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had the same portion of this Note been paid or converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Payee, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable in connection with this Note. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.”
b.	Section 3(f) to each of the March 2005 Notes is hereby deleted in its entirety.

c.	The following new subsection (g) is added to Section 6 of each of the March 2005 Notes:
“The Maker uses any of the net proceeds from the sale of Maker’s securities under the Fourth Purchase Agreement to pay all or any part of the unpaid wages, bonuses or other cash compensation due for services rendered to Maker prior to calendar year 2006 to any current or former employee of the Company, or Maker otherwise fails to materially comply with any covenants or agreements of Maker contained in the Fourth Purchase Agreement.”
     4. Amendment of the September 2005 Notes.
a.	Section 4 to each of the September 2005 Notes is amended and restated to read in its entirety as follows:
“4. Conversion.
(a) At any time while any portion of the principal or the interest of this Note is outstanding, the Payee may give the Maker written notice (the “Payee Notice”) of its intention to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on this Note into shares of the Maker’s Common Stock based on the conversion rate as described below (the “Conversion Rate”). Upon receipt of the Payee’s Notice, the Maker shall immediately cause certificates dated the Payee Notice date and representing these shares to be delivered to Payee within 20 days of, and payment shall be deemed to have been made on, the date of the Payee Notice.
(b) The Conversion Rate shall initially be equal to $0.15 per share.
(c) If Maker or its controlling stockholders enter into a definitive agreement relating to the sale, license or other disposition of all or substantially all of the Maker’s assets, the sale or exchange of a majority of the voting stock of Maker or the merger or consolidation of Maker into or with another entity (a “Sale Transaction”), then, from and after the Sale Transaction, the Conversion Rate shall be the lesser of the Conversion Rate set forth in Section 3(b) or the per-share price as computed pursuant to the terms of the definitive agreement; provided, however, that if the Sale Transaction is ultimately not consummated (whether upon termination or abandonment of the definitive agreement or otherwise), then from and after the date the Maker gives Payee notice thereof, the provisions of this subsection (c) shall be come inapplicable (unless and until Maker or its controlling stockholders enter into a different definitive agreement relating to a Sale Transaction, whereupon, each time, this subsection will again become applicable.
(d) The Conversion Rate (and, as applicable, the factors above used to compute it) shall be adjusted proportionally for any subsequent stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization of or affecting Maker’s Common Stock. In case of any consolidation or merger to which the Maker is a party other than a merger or consolidation in which the Maker is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Maker as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), then instead of receiving shares of Maker’s Common Stock, Payee shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property which the Payee would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had the same portion of this Note been paid or converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Payee, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable in connection with this Note. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.”
b.	Section 8 to each of the September 2005 Notes is hereby deleted in its entirety.

c.	The following new subsection (g) is added to Section 7 of each of the September 2005 Notes:
“The Maker uses any of the net proceeds from the sale of Maker’s securities under the Fourth Purchase Agreement to pay all or any part of the unpaid wages, bonuses or other cash compensation due for services rendered to Maker prior to calendar year 2006 to any current or former employee of the Company, or Maker otherwise fails to materially comply with any covenants or agreements of Maker contained in the Fourth Purchase Agreement.”

     5. Amendment of the Warrants. Section 12 of the Original Warrants, the March 2005 Warrants and the September 2005 Warrants is hereby deleted in its entirety.
     6. Remaining Interest Payments in 2006.
a.	The Company is required to make quarterly interest payments to the Whitebox Parties in September 2006 and December 2006 as set forth in the Notes (each, a “2006 Interest Payment” and, together, the “2006 Interest Payments”). The parties hereby agree that the Company may pay the 2006 Interest Payments, or any portion thereof, by issuing to the Whitebox Parties fully paid and nonassessable shares of its Common Stock in lieu of cash. The number of shares of Common Stock issuable upon payment of any portion of the 2006 Interest Payments in stock shall be computed by dividing each such applicable portion of the 2006 Interest Payment to be paid in shares of Common Stock by the Conversion Rate in effect at such time.

b.	The Conversion Rate shall be equal to the greater of (i) $0.08 per share; or (ii) the average of the daily closing bid prices for the Company’s Common Stock over a period of 30 consecutive Trading Days. The last day of such 30 day period will be the Trading Day immediately prior to the day in which a 2006 Interest Payment is due. A “Trading Day” is (x) a day on which the Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board (all “Trading Markets”), or (y) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its function of reporting prices).

c.	Any Common Stock issued in payment of any portion of the 2006 Interest Payments shall have those registration rights set forth in the Registration Rights Agreement.
     7. Representations and Warranties of the Company relating to the Security Agreements. The Company reaffirms its continuing obligations to the Whitebox Parties under the Security Agreements and hereby represents, warrants and agrees that:
a.	The Security Agreements are in full force and effect as of the date of this Agreement.

b.	Each of the representations and warranties in Section 3 of the Security Agreement and Section 5 of the Patent Security Agreement is true and correct as of the date of this Agreement.

c.	The Company has not sold, contracted to sell, assigned, transferred or disposed of any of the Collateral or Intellectual Property Collateral except in accordance with the terms and conditions of the Security Agreements.

d.	The Company has not directly or indirectly created, incurred, assumed or suffered to exist any liens on or with respect to all or any part of the Collateral or Intellectual Property Collateral and that, as of the date of this Agreement, the Whitebox Parties have a first priority security interest in the Collateral and the Intellectual Property Collateral, subordinate to no other secured rights.

     8. Notices. All notices and demands under this Agreement shall be deemed to have been duly given, if given in accordance with Section 12.5 of the Registration Rights Agreement.
     9. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties concerning the amendment of the Notes and Warrants and expressly supersedes all prior agreements and commitments of the parties, whether oral or written. Unless amended by this Agreement, all other terms and conditions of the Notes and Warrants remain in full force and effect.
     10. Amendment. No modification, amendment or waiver of any provision of this Agreement shall be binding unless in a subsequent writing signed by all parties, in the case of an amendment or modification, or by the party to be charged thereby, in the case of a waiver. Any waiver shall be limited to the circumstances or event specifically referred to in the waiver instrument and shall not be deemed a waiver of any other term of this Agreement or of the same circumstances or event upon any recurrence of such circumstance or event.
     11. Counterparts. This Agreement may be executed by facsimile and in counterparts and by different parties on different counterparts, with the same effect as if the signatures were on the same instrument.
     12. Further Assurances. Each party agrees to execute and deliver such additional documents and perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out, and consummate the terms and conditions of this Agreement and the transactions contemplated thereby.
Kindly acknowledge your agreement to the foregoing terms by signing this letter agreement below, where indicated, and returning the fully executed original to the Chief Financial Officer of Whitebox Advisors, LLC.

Sincerely,

WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, L.P.	WHITEBOX HEDGED HIGH YIELD PARTNERS, L.P.

By:	By:

Its:	Its:

WHITEBOX INTERMARKET PARTNERS, L.P.	PANDORA SELECT PARTNERS, L.P.

By:	By:

Its:	Its:

GARY S. KOHLER	SCOT W. MALLOY

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO THE FOREGOING TERMS AND CONDITIONS EFFECTIVE THIS 25th DAY OF AUGUST 2006.

SUTURA, INC.

By: Anthony Nobles, President and Chief Executive Officer